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                                                                    Exhibit 24.4


[LETTERHEAD]



                    CONSENT OF INDEPENDENT RESERVE ESTIMATOR


We consent to the use of our report dated February 2, 1996 on the estimated reserves ad present values of oil and gas properties owned by American Resources, Inc. and Southern Gas Company of Delaware, Inc. as of January 1, 1996 incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus.



/s/ Richard M. Russell & Associates, Inc.

Brentwood, Tennessee
June 10, 1996